EXHIBIT 10.1B


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective this 14th day of July 2004, by and between Jonathan Swain (hereinafter referred to as "Employee") and Peninsula Gaming, LLC, a Delaware limited liability company (hereinafter referred to as "Employer").

         WHEREAS, the Employer and the Employee desire to enter into an employment agreement on the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the promises made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

         1. TERM OF AGREEMENT. The term of the Agreement shall be for a 3 year period commencing July 14, 2004 through July 14, 2007 (the "Term"). No later than ninety (90) days prior to the expiration of the Term, Employer shall notify the Employee whether the Agreement will be extended beyond the initial Term. In the event the Employer requests that the Employee continue his employment after the expiration date (the "Extended Term"), the parties agree to immediately negotiate the provisions of the Extended Term in good faith. Provided however, if the negotiations for the Extended Term are not completed by the expiration date of the Term, the Employee may elect to continue his employment during the completion of the negotiations under the same terms and conditions as contained the Agreement. The minimum period for any Extension Term shall be one (1) year.

         2. TERMINATION. This Agreement may be terminated at any time before any expiration date by the agreement of the parties, and may be terminated by Employee upon ninety (90) days advance written notice to the Chief Executive Officer of the Employer. In the event that this Agreement is terminated by Employee upon ninety (90) days advance written notice, Employee shall be entitled to continue receiving his base salary for so long as Employee is permitted to and actually continues to render services to Employer during the ninety (90) day period following such notice. If Employee is directed by Employer to cease work prior to expiration of the ninety (90) day period (a "Mutual Termination"), Employee shall nevertheless be entitled to receive his regular salary for the ninety (90) day period. In addition, this Agreement may be terminated by the Employer immediately upon the occurrence of any of the following events: (a) Employee's death, (b) Employee becoming physically or mentally disabled (a "Disability"), which Disability renders Employee unable to perform, as certified by a mutually agreeable competent medical physician, a substantial portion of Employee's duties hereunder for a continuous period of sixty (60) days or a total of ninety (90) days in any three hundred sixty-five
(365) day period, (c) Employee's commission of an act of embezzlement, fraud, misappropriation against the Employer, (d) Employee's conviction of, or entry of a plea of guilty or nolo contendere or its equivalent of, a felony, (e) Employee's continued negligence or failure to discharge Employee's duties or responsibilities or the repeated taking of any action prohibited by Employee's immediate supervisor, the managing member or the board of managers of the Employer, (f) Employee's being under the influence of illegal drugs or chronic alcohol abuse while performing his duties hereunder, (g) the revocation, suspension for more than thirty (30)

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days,  or  voluntary  relinquishment  of any gaming  license  necessary  for the performance of Employee's duties hereunder, or (h) Employee's breach or violation of any material term or material provision of this Agreement (each of the foregoing clauses (a) through (h) are herein referred to as "For Cause"); provided, however, that, in the case of clauses (e), (f), (g) or (h) of this
Section 2, Employee shall be entitled a detailed explanation of the offense. The Employer shall provide thirty (30) days notice of termination, during which thirty (30) day period Employee shall have the right to remedy any such breach or default, but in no event will Employee be entitled to more than one thirty
(30) day notice for breach of violation of the same offense; subsequent commission of the same offense shall warrant immediate termination. In the event of a termination of this Agreement by Employer, other than in connection with a Mutual Termination or For Cause, during the Term of the Agreement, Employee shall be entitled to receive (A) as severance pay the lesser of (a) the balance of base compensation due to Employee for the remainder of the Term, or (b) twelve months base compensation, which payments shall be made as they would otherwise have become due under the payroll schedule of Employer, and (B) a prorated share of the cash bonus to which Employee otherwise would be entitled had Employee's employment continued to the end of the then current calendar, as provided in paragraph 4(a); provided, however, that as a condition of receiving any severance payments under this agreement, Employee will be required to execute a settlement and general release of claims against the Employer, its officers, managers, members, agents, employees, successors and assigns, for matters arising out of or relating to Employee's employment with the Employer, in a form acceptable to the Employer.

         3. DUTIES. Employee shall carry out the duties and responsibilities as the Chief Operating Officer ("COO") of the Employer. The Employee shall have a direct reporting relationship to the Chief Executive Officer ("CEO"). The Employee's duties shall include the authority to hire, supervise, discipline and terminate employees of the company, provided however, the Employee may hire and terminate employees with annual salaries in excess of $100,000 only in accordance with the Employer's organizational documents. Employee shall devote Employee's full business time, attention and ability to the business and affairs of the Employer, shall comply with all of the Employer's policies and codes of conduct, a copy of which has been provided to the Employee. The Employee shall use his best efforts to carry out Employee's responsibilities as COO faithfully and efficiently in a professional manner. Employer acknowledges and agrees that Employee, in his sole discretion, shall set the location that Employee works in carrying out his duties as the COO under this Agreement, provided however, it is understood that an office of the company from which the Employee shall be entitled to work shall be located in Las Vegas, Nevada. Employee shall not provide any paid consulting or other services to third parties without the Employer's prior consent, which consent shall not be unreasonably withheld or delayed; provided, that such consent may be withheld in the Employer's sole discretion in the event that such consulting or other services would interfere with the performance of Employee's duties as COO under this Agreement or would result in a breach by Employee of the non-competition or non-disclosure agreements set forth in Section 8 of this Agreement.


4.     COMPENSATION AND BENEFITS.

                  a. Employee shall be paid by Employer as compensation for his services for the twelve month period commencing on the date hereof the base annual salary of four

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         hundred  thousand  dollars  ($400,000),  payable in accordance with the payroll policy of the Employer, less such deductions or amounts to be withheld as shall be required by applicable law and regulations or as elected by the Employer for any employee benefit plans of the Employer. Upon execution of this Agreement, Employee shall be paid a signing bonus of $30,000, and, provided that the Employee's employment with the Employer hereunder shall have not yet terminated, on October 4, 2004, Employee shall be entitled to receive an additional bonus of $30,000. In addition to the base salary, on January 1, 2005, if Employee shall remain employed by the Employer as of such date, Employee shall be entitled to receive a bonus in respect of Employee's employment during the 2004 calendar year equal to (i) $100,000 times (ii) a fraction, (A) the numerator of which equals the actual number of calendar days elapsed from, and including, the date hereof through, but excluding, January 1, 2005, and (B) the denominator of which equals 365; provided, however, that the foregoing bonus may be increased, but not decreased, as determined by the chief executive officer of the Employer. On January 1 of each calendar year of the Term thereafter, commencing on January 1, 2006, if Employee shall remain employed by the Employer as of such date, Employee shall be entitled to receive a cash bonus of no less than $100,000 and up to $300,000, payable by the Employer based on Employee's performance during the previous employment year, which performance shall be based on meeting or exceeding the approved budget targets established by the COO and CEO. Such payments shall at least be consistent with past practices and/or the bonus plan in place for similarly situated executive officers of the Employer.

                  b. Additionally, the Employee shall be issued 30,000 Common Units of Peninsula Gaming Partners LLC, which represents 2% of its outstanding capital interests on a fully diluted basis (the "Granted Units"). For so long as no termination of this Agreement or of Employee's employment with the Employer hereunder shall have occurred,
         (i) twenty-five percent (25%) of the Granted Units shall vest on the date hereof, (ii) twenty-five percent (25%) of the Granted Units shall vest on the first anniversary of the date hereof, (iii) twenty-five percent (25%) of the Granted Units shall vest on the second anniversary of the date hereof and (iv) twenty-five percent (25%) of the Granted Units shall vest on the third anniversary of the date hereof. Upon any termination of this Agreement or of Employee's employment with the Employer hereunder either (A) by the Employer for any reason other than For Cause or (B) by the Employee as a result of a material reduction in the Employee's salary or responsibilities hereunder ("For Good Reason"), all Granted Units that shall have not yet vested pursuant to the preceding sentence as of such date of termination shall immediately vest as of the date of such termination. Upon any termination of this Agreement or of Employee's employment with the Employer hereunder either (A) by the Employer For Cause or (B) by the Employee other than For Good Reason, all Granted Units that shall have not yet vested pursuant to the preceding sentence as of such date of termination shall be forfeited by Employee and cancelled upon such termination. Upon any termination of this Agreement or of Employee's employment with the Employer hereunder for any reason, all Granted Units which shall have vested as of the date of termination or expiration of the Term, shall, upon the request of the Employee, be redeemed by the Employer for cash at fair market value, within 90 days of the date of said request. For purposes of redemption, "fair market value" shall be determined by an independent Certified Public Accountant

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         (the "CPA") selected by mutual agreement of Employer and Employee.  The
         CPA shall consider the enterprise value of the company in the event of a sale, without any reduction based upon the fact that the interests to be redeemed represent a minority interest. The determination of the CPA shall be binding upon the parties.

                  c. To the extent not inconsistent with Employee's status as a salaried employee under a continuing contract, Employee shall, during the continuation of Employee's employment by the Employer hereunder, be entitled to all benefits accorded executive officers of Employer in accordance with the terms of the Employer's personnel policies, including a deferred compensation plan to be implemented by Employer. At a minimum, benefits shall included, health insurance and a life insurance policy from an AM Best A rated company for the face amount of One-Million Dollars ($1,000,000).

                  d. The Employer shall promptly reimburse Employee for reasonable out-of-pocket housing and lodging expenses in Louisiana incurred in connection with the fulfillment of the Employee's obligations to the Employer hereunder. Further, the Employee shall be entitled to three (3) weeks of paid vacation for each year of the Term.

         5. SALE OF EMPLOYER'S BUSINESS. In the event the controlling interest in the Employer or substantially all of the Employer's assets and operations are transferred or sold and the sale or transfer is closed at any time during the Term of this Agreement or any Extended Term, and, within twelve (12) months following the closing of such sale or transfer, either (a) the Employer terminates Employee's employment hereunder for any reason other than For Cause, or (b) the Employee shall terminate the Employee's employment hereunder For Good Reason, Employee shall be entitled to receive (A) as severance pay the balance of base compensation due to Employee for the remainder of the Term, which payments shall be made as they would otherwise have become due under the payroll schedule of Employer, and the redemption of the Granted Units as provided paragraph 4(b) above, (B) a prorated share of the cash bonus to which Employee otherwise would be entitled had Employee's employment continued to the end of the then current calendar, as provided in paragraph 4(a). Employee will be required to execute a settlement and general release of claims against the Employer, its officers, directors, shareholders, agents, employees, successors and assigns, for matters arising out of or relating to Employee's employment with the Employer, in a form acceptable to the Employer. "Controlling interest" is defined as the majority ownership of the Employer or a majority of the members of the managing board of the Employer.

         6. INDEMNIFICATION. Employer shall indemnify, defend and hold and save Employee, his heirs, administrators or executors and each of them harmless from any and all actions and causes of action, claims, demand, liabilities, losses, damages or expenses, of whatsoever kind and nature, including judgments, interest and reasonable attorney's fees and all other reasonable costs, expenses and charges which Employee, his heirs, administrators or executors and each of them shall or may at any time or from time to time, subsequent to the effective date of this Agreement, sustain or incur, or become subject to by reason of any claim or claims against Employee, his heirs, administrators or executors and each of them while acting within the scope of his employment, except for gross negligence, misconduct or criminal acts or omissions on the part of the Employee, and provided that Employee, his heirs, administrators or executors or one of them properly and promptly notifies Employer of adverse claims or


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threatened or actual lawsuits.  Employee, his heirs, administrators or executors as appropriate, shall provide complete cooperation to Employer, its attorneys and agents in such case to the extent possible.

7.         NON-COMPETITION AGREEMENT.

                  a. Both parties acknowledge that the Employee's position is one of considerable responsibility and requires considerable training, relationships and contacts with customers, clients and potential customers and clients, and experience that it will take a substantial amount of Employer's time to replace an employee who has received such training, relationships, contacts and experience as are typically afforded by Employer.

                  b. As a condition of employment and continued employment of Employee by Employer, the parties mutually agree that confidentiality is required in connection with the business of Employer and in connection with the operations and the names of Employer's customers and clients, and that accordingly, it is vital that Employer be protected from direct or indirect competition from key employees whose employment might be terminated by or from Employer, said protection required during employment and for a reasonable period of time after termination thereof.

                  c. It is hereby agreed by and between the parties that, as a part of the valuable consideration of the employment and continued employment of Employee by Employer:

                           (1) That  Employee  shall  treat and keep  secret all
                  matters relating directly or indirectly to the business of Employer, including but not limited to, the content of all manuals, memoranda, production, marketing, promotional and training materials, financial statements, sales and operations records, business methods, systems and forms, production records, billing rates, cost rates, employee salaries and work histories, customer and client lists, mailing lists, processes, inventions, formulas, job production and cost records, special terms with customers and clients or any other information relative to the past, present or prospective customers and operations as completely confidential information entrusted to him solely for use in his capacity as an employee of Employer. Employee further agrees not to keep and/or use any papers, records, or any information whatsoever relative to any of the matters referred to in the preceding sentence, nor shall Employee furnish, make available or otherwise divulge such information to any person during or after his employment by Employer, unless specifically instructed to do so in writing signed by the Chief Executive Officer of Employer.

                           (2) That if for any reason Employee shall voluntarily
                  or involuntarily terminate his employment or Employer shall terminate Employee, it is specifically agreed and understood that Employee, for a period commencing on the date of termination and terminating on the earlier of (i) the normal expiration of the then effective Term or Extended Term or (ii) the one (1) year anniversary of the date of termination, shall not, within a radius of one hundred (100) miles of Dubuque, Iowa or Opelousas, Louisiana and/or any entities within Peninsula Gaming, LLC (the "Territories"), directly or indirectly engage in, be interested in, or in any manner whatsoever be connected with any casino or racino located within the Territories. The Territories shall not include the State of Nevada.

                           (3) That if for any reason Employee shall voluntarily
                  or involuntarily terminate his employment or Employer shall terminate Employee, it is specifically agreed and understood that Employee, for a period of one (1) year from the date of termination, shall not, directly or indirectly, in any capacity whatsoever, hire or solicit for employment any individual employed as an employee of Employer at any time during the three (3) months preceding the date of termination.

         8. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreement between the parties.

         9. AMENDMENTS. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

         10. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.

         11. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         12. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Iowa. Any dispute arising out of the Agreement, or the interpretation of is terms, whether monetary or otherwise, shall be decided by binding Arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The Arbitration shall be heard before a single arbitrator in Las Vegas, Nevada, under the expedited rules of the AAA. The costs of the arbitration shall be borne equally by Employer and Employee with each side to bear their own attorneys fees and costs.

         13. NOTICES. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered, as follows:


                  (i)      If to Employer, to:

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                           M. Brent Stevens
                           Peninsula Gaming, LLC
                           c/o Jefferies & Company
                           11100 Santa Monica Blvd, 10th Floor
                           Los Angeles, CA  90025

                           with a copy (which shall not constitute notice) to:

                           Mayer, Brown, Rowe & Maw
                           1675 Broadway
                           New York, New York 10019
                           Attn:  Ronald S. Brody
                           Telecopy:  212-262-1910

                  (ii)     If to the Employee, to:

                           [------------------------]
                           [------------------------]
                           [------------------------]
                           [------------------------]

                  Any party may change its address for notices hereunder by notice to the other party in accordance with this Section 13.



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         IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement effective the day and year first above written.

                                      EMPLOYER:

                                      Peninsula Gaming, LLC


                                      By:      /s/ M. Brent Stevens
                                          --------------------------------------
                                      Name: M. Brent Stevens
                                      Title:   Chief Executive Officer


                                      EMPLOYEE:

                                      Name:    /s/ Jonathan Swain
                                           -------------------------------------